                                                                   EXHIBIT 10.17


                            MASTER LEASE AGREEMENT
                            ----------------------


          THIS AGREEMENT, made this 3rd day of October, 1996, between POWERFONE, INC. D/B/A NEXTEL COMMUNICATIONS, a Delaware Corporation, with its principal offices located at 31200 Carter Street, Solon, OH 44139, hereinafter designated "NEXTEL" and ROBERT A. CROWN, d/b/a CROWN COMMUNICATIONS, with its principal mailing address of Penn Center West III, Building #3, Suite 229, Pittsburgh, PA 15276, hereinafter designated "CROWN".


                              W I T N E S S E T H:

          WHEREAS, CROWN owns or otherwise controls communications facilities throughout Pittsburgh and the surrounding area;

          WHEREAS, NEXTEL desires to lease space on certain communications facilities owned or otherwise controlled by CROWN (hereinafter generally referred to as "Leased Premises"); and

          WHEREAS, CROWN and NEXTEL are desirous of establishing terms and conditions which will apply to multiple sites located in the counties identified in Exhibit "A" attached hereto which are to be leased by CROWN to NEXTEL.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                1.  SITE LEASES
                                    -----------

          1.1  SITE LEASE ACKNOWLEDGEMENTS.  This Agreement contains the basic
               ---------------------------
terms and conditions upon which each communications facility is leased by CROWN to NEXTEL. That portion of each location wherein CROWN owns or otherwise controls a communications facility which is leased by NEXTEL pursuant to this
Agreement will be individually referred to as a "Site."   When the parties agree
on the particular terms for the lease of a Site, the parties will execute a Site Lease Acknowledgement ("SLA") in the form attached hereto as Exhibit "B" which describes the specific location, description and size of the Site for each particular communications facility. If the communications facility is owned by Bell Atlantic NYNEX Mobile, Inc. ("BANM"), the parties will enter into an SLA in
the form attached hereto as Exhibit "B-1".   NEXTEL shall indicate its interest
in a particular property by completing and forwarding an executed SLA to CROWN. The SLA shall become effective and become part of this Agreement upon its execution by both CROWN and NEXTEL.

          1.2  MINIMUM NUMBER OF SITES.  NEXTEL is interested in leasing from
               -----------------------
CROWN the Sites set forth on Exhibit "C" attached hereto. Within 30 days of the date first written above, NEXTEL shall deliver to CROWN executed SLAs for each of the Sites set forth on Exhibit "C". CROWN shall use its best efforts to provide SLAs for all Sites listed on Exhibit "C"and CROWN agrees to enter into SLAs with NEXTEL for at least 60 Sites, whether or not those Sites are listed on Exhibit "C", within 12 months of the date first written above, time being of the essence. The parties agree that NEXTEL shall not be required to enter into an SLA for a Site set forth on Exhibit "C" unless CROWN provides to NEXTEL a signed SLA for said Site within 12 months of the date first written above.
For the purpose of this Agreement, the total number of SLAs actually entered into by the parties as of the first anniversary of the date first written above
shall be designated as the Minimum Number of Sites.   Regardless of the number
of SLAs actually entered into by the parties, in no event will the Minimum Number of Sites exceed sixty (60).

          1.3  USE OF ADDITIONAL SITES.  Where a communications tower owned or
               -----------------------
otherwise controlled by CROWN in any of the counties identified in Exhibit "A" is within a NEXTEL search area and meets NEXTEL's predetermined coverage requirements, NEXTEL must request an SLA for such additional Sites provided CROWN is able to make the given Site available within a mutually agreed upon time period that meets NEXTEL's construction schedules. For purposes of this Agreement, NEXTEL's predetermined coverage requirement shall include but not be limited to Site location, height above ground level, antenna configuration and radiation center. This requirement shall be effective only with respect to Sites which have been identified to NEXTEL, through written notice by CROWN, prior to NEXTEL entering into a binding agreement with a third party for the installation of a communications facility within the applicable search area. If CROWN has so identified a Site located within the applicable search area, CROWN shall have 30 days from receiving notice of NEXTEL's request for an SLA to notify NEXTEL whether that Site is available for NEXTEL's purposes. In the event CROWN fails to respond within said thirty (30) days, the Site will be deemed unavailable and NEXTEL may proceed with a third party agreement. In connection with any additional Sites, CROWN shall provide, at no charge to NEXTEL for a period of 30 days, access to the communications facility for the purpose of determining the suitability of the Site. NEXTEL shall supply, at NEXTEL's expense, all equipment and materials needed to conduct such tests. CROWN shall supply, at CROWN's expense, the labor to install 1 antenna and 1 coaxial cable to conduct a suitability test at each Site. Should NEXTEL fail to lease any additional Site which is made available by CROWN pursuant to terms described in this provision, then NEXTEL shall, for each such Site that NEXTEL fails to lease, immediately commence paying CROWN, as liquidated damages, [*] per month which payments shall continue until the expiration or termination of this Agreement. The parties acknowledge that CROWN's damages as a result of NEXTEL's failure to lease any such Site are difficult of ascertainment and the amount designated as liquidated damages constitutes a reasonable liquidation thereof and not a penalty. The [*] annual liquidated damage payment shall be adjusted on each Adjustment Date according to the formula set forth in Section 4.2.

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                                     2.  USE
                                         ---

          The Site may be used by NEXTEL only for the installation, operation and maintenance of unmanned radio communications equipment consistent with the terms of the SLA. NEXTEL must, at NEXTEL's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county and municipal authorities or regulatory agencies including, without limitation, the Federal Communications Commission ("FCC"). NEXTEL must operate its equipment in a manner that does not interfere with the operations at the communications facility or any other prior existing users of the communications facility. CROWN agrees to cooperate with NEXTEL, at NEXTEL's expense, in executing such documents or applications required in order for NEXTEL to obtain such licenses, permits or other governmental approval needed for NEXTEL's permitted use of the Site.

          Notwithstanding the foregoing, CROWN shall obtain, at CROWN's expense, any municipal permits necessary for the initial installation of the Site.
NEXTEL will maintain the Site in a reasonable condition and in a manner that will not interfere with other uses of the communications facility.


                                    3.  TERM
                                        ----

          3.1  TERM OF AGREEMENT.  The initial term of this Agreement shall be
               -----------------
ten (10) years commencing on the date first written above. The term of this Agreement will be automatically renewed for two (2) additional terms of five (5) years each unless NEXTEL provides CROWN with notice of intention not to renew not less than six (6) months prior to the expiration of the then current term.

          3.2  TERM OF SLA.  Each property leased by CROWN to NEXTEL pursuant to
               -----------
an SLA shall be leased for an initial term of five (5) years with the commencement date as of the first (1st) day of the month following the completion of installation of NEXTEL's antennas and coaxial at the Site ("Commencement Date"). The term of each particular SLA shall automatically be extended for up to three (3) additional five (5) year terms unless NEXTEL terminates it at the end of the then current term by giving CROWN written notice of the intent to terminate at least six (6) months prior to the end of the then current term; provided, however, that the term of all SLAs shall immediately terminate upon the termination or expiration of this Agreement. Notwithstanding the foregoing, if CROWN's rights in the Site are derived from a prime lease or other agreement with a third party and such prime lease or other agreement has a shorter term or extension terms than those provided for under this paragraph, then NEXTEL's right to extend any particular supplement shall only be for as long as CROWN retains its interest in the same applicable property pursuant to said prime lease or other agreement.


                                    4.  FEES
                                        ----

          4.1  RENTAL PAYMENTS.  The annual rental shall be paid in equal
               ---------------
installments beginning on the Commencement Date and continuing on the first day of each and every month thereafter. Payments shall be made to CROWN, or such other person, firm or place as CROWN may, from time to time, designate in writing at least thirty (30) days in advance of any rental payment date.

The amount of the annual rental shall be that amount designated on the applicable SLA. The rental amounts for an SLA shall be calculated according to the schedule set forth in Exhibit "D" attached hereto which amounts shall be adjusted on each Adjustment Date according to the formula set forth in Section
4.2. In the event that NEXTEL, at any time during this Agreement, is utilizing less than the Minimum Number of Sites, NEXTEL agrees to pay annual rental to CROWN for the total number of Sites representing the difference between the Minimum Number of Sites and the actual number of Sites being leased by NEXTEL. The annual rental payment for each such Site shall equal the annual rental payment paid by NEXTEL for the lease of a CROWN Site having up to three (3) antenna placements at each of those respective Sites, as calculated pursuant to the schedule set forth in Exhibit "D" plus annual adjustments as identified in
Section 4.2. It is understood that NEXTEL shall make no payments to CROWN for utilizing less than the Minimum Number of Sites until the passage of ninety (90) consecutive days during which there are fully executed SLAs for less than the Minimum Number of Sites. Upon the expiration of said ninety (90) day period, NEXTEL shall immediately commence making the annual rental payments to CROWN as described above.

          4.2.  FEE ADJUSTMENT.   The annual rental and other fees identified in
                --------------
this Agreement shall be adjusted (collectively "Adjusted Fee") on the first anniversary on the date of this Agreement and every annual anniversary thereafter ("Adjustment Date") by the following formula:

[*]

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

[*]

          4.3  ADDITIONAL RENT.  NEXTEL shall pay as additional rent any
               ---------------
increase in taxes or other assessment, including but not limited to real estate taxes, levied against the Leased Premises which are attributable to the improvements, or portions thereof, that are constructed or installed by or on behalf of NEXTEL. CROWN will provide reasonable documentation of real estate taxes attributable to the improvements, or portions thereof, that are constructed or installed by or behalf of NEXTEL.


          4.4  SITE DEVELOPMENT FEE.  Following the full execution of an SLA,
               --------------------
CROWN shall send with the SLA its invoice to NEXTEL requesting payment of a Site Development Fee in the amount of [*] for the services provided by CROWN as described in Exhibit "E" attached hereto. Payment of the Site Development Fee shall be made by NEXTEL within thirty (30) days from receipt of CROWN's invoice. The [*] Site Development Fee shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 4.2.

          4.5  INTEREST.  Any fee not paid within ten (10) business days of when
               --------
due may, at CROWN's option, bear interest until paid at the lesser of:

               4.5.1  The rate of 10 percent per annum; or

               4.5.2 The maximum rate allowed under the laws of the Commonwealth of Pennsylvania.

          4.6  OTHER AMOUNTS.  Any sums due to CROWN under this Agreement which
               -------------
are not specifically defined as "Fees" are deemed additional fees and are subject to the interest charges, late fees and adjustments as specified herein and in the other provisions of this Agreement which address fees.


                          5.  ADDITIONAL CONSIDERATION
                              ------------------------

          As additional consideration for this Agreement, NEXTEL agrees to provide CROWN service credits for NEXTEL's digital wireless communications system of up to [*] per month. Said service credits are exclusive of any long distance or roaming charges. Said service credits shall also be exclusive of any salesman service credits that may be provided to CROWN

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

or to CROWN Mobile Systems, Inc. by NEXTEL. The [*] monthly service credits shall be adjusted, based on an annual service credit rate of [*], on each Adjustment Date pursuant to the formula set forth in Section 4.2. The service credits set forth herein are not cumulative. The unused portion of the monthly service credit, if any, will not be carried over the subsequent months. The service credits described above are for CROWN or CROWN's affiliates business use only. CROWN is not permitted to resell the service credits.


                                   6.  ACCESS
                                       ------

          NEXTEL shall have free access during the term of an SLA to the Site twenty-four (24) hours per day, seven (7) days per week. NEXTEL acknowledges that the foregoing access rights are subject to any limitations evidencing the underlying real estate interests to the communications facility. In the event NEXTEL, its agents or contractors perform any work at a Site, CROWN will be guaranteed by NEXTEL that CROWN will not experience any down time in operation or any other operations at the communications facility and NEXTEL will indemnify and reimburse CROWN for any and all claims of liability or losses by any third party resulting from any such down time in operation and any actual damages or losses sustained by CROWN resulting from any such down time in operation directly attributable to NEXTEL's work at a Site. CROWN shall furnish NEXTEL with necessary devices for the purpose of ingress and egress to the said Site and communications facility. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of NEXTEL or persons under their direct supervision will be permitted to enter said Site. NEXTEL will retain ownership of all buildings, equipment and appurtenances NEXTEL installs at any Site; provided, however, that the removal of said equipment will not structurally affect the integrity of any structures.


                       7.  IMPROVEMENTS AND CONSTRUCTION
                           -----------------------------

          7.1  APPROVED COMMUNICATIONS FACILITY.  NEXTEL has the right, at
               --------------------------------
NEXTEL's sole cost and expense, to erect, maintain, replace and operate at the
Site, only that communications facility specified on the SLA.   It is understood
that NEXTEL shall have the right at each and every Site, subject to compliance with the terms of this Agreement and particularly those set forth in this Section, to replace the equipment described in an SLA with similar and comparable equipment so long as: (a) there is no greater wind loading, structural loading, size, weight or height; and (b) the equipment operates at the frequency or range of frequencies designated in the applicable SLA, or at the frequency or range of frequencies identified in NEXTEL's current licenses or successor licenses thereto, for the transmission of wireless communications signals of that given Site. It is understood that any such replacement equipment must be frequency compatible with then existing uses of the Site and that any change in frequency shall not adversely impact the business of CROWN, as determined within CROWN's sole discretion. Prior to commencing any installation or material alteration of a communications facility and prior to accessing the communications tower structure for any reason whatsoever, NEXTEL must obtain

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

CROWN's approval of:


               7.1.1  NEXTEL's plans for installation or alteration work; and

               7.1.2 The identity of the contractor performing the installation or material alteration or in any way accessing the tower structure itself.

CROWN's approval must not be unreasonably withheld or delayed. All of NEXTEL's installation and alteration work must be performed:

               7.1.3  At NEXTEL's sole cost and expense;

               7.1.4 In a good and workmanlike manner, using the care and skill ordinarily used by members of the profession practicing under similar conditions at the same time and in the same geographic area;

               7.1.5 In accordance with applicable building codes and the provisions of Exhibit "F" attached hereto; and

               7.1.6 Must not adversely affect the structural integrity or maintenance of the Site or any structure on or use of the Leased Premises.

          Any structural alterations to a structure on the Leased Premises must be designed, at NEXTEL's sole cost and expense, by a structural engineer licensed in the jurisdiction where the Site is located. Notwithstanding the foregoing, for any structural alterations on a tower, such structural engineer must either be approved by the tower manufacturer or by CROWN. For structural alterations requiring a municipal permit, the structural engineer must be satisfactory to the local municipality.

          Following the initial installation of a Site, any installation, maintenance, material alteration or removal of equipment at a Site by NEXTEL and any activities whatsoever requiring access to a tower structure, must be performed by a contractor reasonably acceptable to Lessor (which acceptance may specifically include a requirement that all such contractors provide to CROWN, in advance of any such Work) certificates of insurance consistent with the provisions of this Agreement). CROWN's consent thereto shall not be unreasonably withheld or delayed. In the event that the Independent Contractor Agreement between the parties has expired or terminated and CROWN, therefore, does not perform such work, NEXTEL must engage CROWN's project manager to monitor, inspect and approve all activities performed by or on behalf of NEXTEL at the initial rate of [*] per hour not to exceed a total of [*] per Site for any given installation, maintenance or material alteration project.
The hourly rate and the maximum charge for the project manager shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 4.2. Notwithstanding anything to the contrary contained in this Agreement,

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

CROWN, with respect to any work to be performed at a Site, shall have the right of first refusal to meet any bona fide bid selected by NEXTEL for the performance of such work upon the same terms and conditions as set forth in the bid. CROWN shall have seven (7) business days after the receipt of such bid to notify NEXTEL whether CROWN intends to meet such bid and perform the work in accordance with the bid. In the event CROWN does not notify NEXTEL within such time, NEXTEL may proceed to contract with said bidder subject to CROWN's approval as set forth above.

          Said erection, maintenance, replacement and operation will in no way damage or interfere with CROWN's use of or any other operations at the communications facility. If damage or interference is caused by NEXTEL and NEXTEL fails to make such repairs immediately after notice by CROWN, CROWN may make the repairs and the reasonable costs thereof shall be payable to CROWN by NEXTEL on demand. If NEXTEL does not make payment to CROWN within thirty (30) days after such demand, CROWN shall have the right to immediately terminate the applicable SLA. . No materials may be used in the installation of the antennas or transmission lines that will cause corrosion or rust or deterioration of the tower structure or its appurtenances.

          7.2  LIENS.   NEXTEL must keep the Site free from any liens arising
               -----
from any work performed, materials furnished or obligations incurred by or at
the request of NEXTEL.   If any lien is filed against the Site as a result of
the acts or omissions of NEXTEL's employees, agents or contractors, NEXTEL must discharge the lien or bond the lien off in a manner reasonably satisfactory to CROWN within thirty (30) days after NEXTEL receives written notice from any party that the lien has been filed. If NEXTEL fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of CROWN, CROWN may, at CROWN's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. NEXTEL must pay on demand any amount paid by CROWN for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of CROWN incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

          7.3  WAIVER OF CROWN'S LIEN.
               ----------------------


               7.3.1 CROWN waives any lien rights it may have concerning NEXTEL improvements which are deemed NEXTEL's personal property and not fixtures and NEXTEL has the right to remove the same at any time without CROWN's consent.

               7.3.2 CROWN acknowledges that NEXTEL has or may enter into a financing arrangement including promissory notes and a financial and security agreement ("Financing Agreement") for the financing of the NEXTEL improvements at the Sites (the "Collateral") with a third party or parties (the "Financing Entity"). In connection therewith, CROWN (i) consents to the installation of the Collateral; (ii) disclaims any interest in the

                      Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy, attachment, or distress for any Rent due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings. NEXTEL agrees to notify CROWN in writing that NEXTEL has entered into the Financing Agreement and of the identity of the Financing Entity. Any removal of property made pursuant to this Section 7.3 shall be made consistent with the provisions of this Agreement.

          7.4  POSSESSION.  Taking possession of the Site by NEXTEL is
               ----------
conclusive evidence that NEXTEL:

               7.4.1 Accepts the Site as suitable for the purposes for which they are leased;

               7.4.2 Accepts the Site and any structure on the Site and every part and appurtenance thereof AS IS, with all faults; and

               7.4.3 Waives any claims against CROWN in respect of defects in the Site or the Leased Premises and its appurtenances, their habitability or suitability for any permitted purposes, except:

                      7.4.3.1  If otherwise expressly provided hereunder;

                      7.4.3.2 If resulting from the negligence or willful misconduct of CROWN, CROWN's employees, agents or contractors;

                      7.4.3.3 If resulting from any known claim by a third party not identified by CROWN in CROWN's representations under this Agreement; or

                      7.4.3.4 If CROWN had actual or constructive knowledge or should have known of defects and did not disclose those defects to NEXTEL.

          For the purposes of this provision, NEXTEL is deemed to take possession upon the Commencement Date of the respective SLA. Conducting tests and inspections on the Site is not the commencement of construction.


                                8.  INTERFERENCE
                                    ------------

          NEXTEL agrees to have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference as defined by the FCC to CROWN and/or, other users of the premises. In the event NEXTEL's equipment causes such interference, NEXTEL will take all steps necessary to correct and eliminate the interference within forty-eight (48) hours of the transmittal by CROWN via facsimile, or other notice defined in this Agreement, to NEXTEL's Director of Network Engineering. CROWN agrees that any future tenants of the Leased Premises who take possession after the date of execution of any SLA will have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference to NEXTEL as defined by the FCC. In addition, CROWN agrees that any existing tenants at any Sites will continue to use their existing equipment in such a manner as to not cause measurable interference to NEXTEL and not allow any existing user to add new equipment that would cause measurable interference to NEXTEL. In the event any equipment of any future tenant, and any current tenant to the extent the current tenant's equipment is malfunctioning or is different or being operated differently from when NEXTEL installed its equipment, of the communications facility causes interference, CROWN will see that said tenant takes all steps necessary to correct and eliminate the interference within forty-eight (48) hours of the transmittal by NEXTEL via facsimile, or other notice defined in this Agreement, to CROWN and that said tenant ceases operation until said interference is eliminated.



                              9.  INDEMNIFICATION
                                  ---------------

          NEXTEL shall indemnify and hold CROWN and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out NEXTEL's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of CROWN, or its subcontractors, servants, agents or invitees. If CROWN is made a party to any litigation commenced by or against NEXTEL for any of the above reasons, then NEXTEL shall protect and hold CROWN harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by CROWN in connection therewith.

          CROWN shall indemnify and hold NEXTEL and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out CROWN's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of NEXTEL, or its subcontractors, servants, agents or invitees. If NEXTEL is made a party to any litigation commenced by or against CROWN for any of the above reasons, then CROWN shall protect and hold NEXTEL harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by NEXTEL in connection therewith.

                                 10.  INSURANCE
                                      ---------

          NEXTEL shall maintain at its expense throughout the term of this Agreement, general liability insurance with a combined single limit of Ten Million ($10,000,000.00) Dollars for bodily injury and property damage. Coverage shall include Independent Contractors Liability. At execution of this Agreement, NEXTEL shall provide a Certificate of Insurance to CROWN, evidencing CROWN as an additional insured and which shall contain a provision for thirty
(30) day notice of cancellation or material change to CROWN. NEXTEL shall also maintain Auto Liability insurance in an amount no less than One Million ($1,000,000.00) Dollars combined single limit for bodily injury and/or property damage. NEXTEL must also maintain statutory Workers' Compensation Insurance and Employee's Liability for the statutory limit but in no event less than One Million ($1,000,000.00) Dollars.

          All insurers will be rated AX(10) or better and must be licensed to do
business in the jurisdiction where the respective Sites are located.   The
provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of NEXTEL.

          NEXTEL will not do or permit to be done in or about the Leased Premises nor bring or keep or permit to be brought to the Leased Premises anything that: (a) is prohibited by any insurance policy carried by CROWN covering the Site, any improvements thereon, or the Leased Premises; or (b) will increase the existing premiums for any such policy beyond that contemplated for the addition of NEXTEL's communications facility. CROWN acknowledges and agrees that the installation of NEXTEL's communications facility upon the Leased Premises in accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of CROWN's insurers and such premiums contemplate the addition of the communications facility.

          The parties hereby waive any and all rights of action for negligence against the other which may hereafter arise on account of damages to the premises or Site resulting from any fire, or other casualty of the kind covered by standard fire insurance policies, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them. NEXTEL and CROWN shall each obtain a Waiver of Subrogation from their respective insurance companies in which said insurance companies also waive their respective rights to recover.


                           11. SURRENDER OF PREMISES
                               ---------------------

          NEXTEL, upon termination of the Agreement or the applicable SLA, shall have removed its equipment, personal property and all fixtures and have restored the Site to its original condition, reasonable wear and tear excepted. If such time for removal causes NEXTEL to remain on the Site after termination of this Agreement or the applicable SLA, NEXTEL shall pay rent at one and one-half times the then existing annual rate until such time as the removal of the equipment, personal property and all fixtures are completed. Nothing in this provision shall be construed as providing NEXTEL the right to hold over and CROWN, immediately upon the termination or expiration of the Agreement or the applicable SLA, shall have the right to evict NEXTEL from the Leased Premises.

                         12.  COVENANTS AND WARRANTIES
                              ------------------------

          12.1  CROWN.  CROWN warrants, with respect to each particular SLA
                -----
that:

               12.1.1 CROWN, or the entity for which CROWN possesses the management rights, owns good, marketable fee simple title, has a good and marketable leasehold interest, has the right as a manager or has a valid license or easement in the land on which the Site is located and has the right of access thereto.

               12.1.2 CROWN will not permit or suffer the installation and existence of any other improvement upon the structure or land of which the Site is a portion if such improvement materially interferes with transmission or reception by NEXTEL's communications facility;

               12.1.3 The Leased Premises, to the best knowledge of CROWN, is not contaminated by any Environmental Hazards as defined below;

               12.1.4 Telephone service and electrical service are available to NEXTEL at each and every Site with the understanding that NEXTEL will pay for utility services needed to operate its communications facility; and

               12.1.5 CROWN will keep, at CROWN's expense, the communications tower structure in good repair as required by law and applicable state and local codes and regulations and shall also comply with all rules and regulations enforced by the FCC and FAA with regard to the lighting, marking and painting of towers and CROWN will keep, at CROWN's expense, the equipment building structure in good repair.


          12.2  NEXTEL.  NEXTEL warrants, with respect to each particular SLA
                ------
that:

               12.2.1 NEXTEL will maintain the antennas, transmission lines and other appurtenances in proper operating condition and maintain same as to appearance and safety; and

               12.2.2 All installations and operations by NEXTEL in connection with this Agreement shall meet with all applicable rules and regulations of the FCC and all applicable codes and regulations of the municipality, county and state concerned. CROWN specifically assumes no responsibility for the licensing, operation and/or maintenance of NEXTEL's radio equipment.

          12.3  MUTUAL.  Each party represents and warrants to the other party:
                ------

               12.3.1 It has full right, power and authority to make this Agreement and to enter into the SLAs;

               12.3.2 The making of this Agreement and the performance thereof will not violate any laws, ordinances, restrictive covenants, or other agreements under which such party is bound;

               12.3.3 That such party is qualified to do business in any states in which the Sites are located; and

               12.3.4 All persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.


          12.5  NO BROKERS.   CROWN and NEXTEL represent to each other that
                ----------
neither has had any dealings with any real estate brokers or agents in connection with this Agreement.


                         13.  CASUALTY OR CONDEMNATION
                              ------------------------


          13.1  CASUALTY.  If there is a casualty to any structure upon which a
                --------
NEXTEL communications facility is located, CROWN must within ninety (90) days repair or restore the structure. During said period of repair or restoration, all rent and other fees identified in this Agreement applicable to that Site shall be abated. Upon completion of such repair or restoration, NEXTEL is entitled to reinstall NEXTEL's communications facility. In the event such repairs or restoration will reasonably require more than ninety (90) days to complete, NEXTEL is entitled to terminate the applicable SLA upon thirty (30) days prior written notice.

          13.2  CONDEMNATION.  If there is a condemnation of the Site, including
                ------------
without limitation a transfer of the Site by consensual deed in lieu of condemnation, then the SLA for the condemned Site will terminate upon transfer of title to the condemning authority, without further liability to either party under this Agreement. NEXTEL is entitled to pursue a separate condemnation award for NEXTEL's communications facility from the condemning authority.


                                  14.  DEFAULT
                                       -------

          14.1  NEXTEL'S DEFAULT.  The occurrence of any one or more of the
                ----------------
following events constitutes an "event of default" by NEXTEL under this
Agreement:

               14.1.2 If NEXTEL fails with respect to a total of five (5) or more Sites to pay any fee or other sums payable by NEXTEL within twenty (20) business days of NEXTEL's receipt of written request for payment:

               14.1.3 Breach of any representation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the non-payment of any fee or other sums by NEXTEL, which is not cured within thirty (30) days of receipt of written notice, except such thirty (30) day cure period will be extended as reasonably necessary to permit NEXTEL to complete the cure so long as NEXTEL commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure;

               14.1.4 If any petition is filed by or against NEXTEL, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against NEXTEL, such petition is not dismissed within ninety (90) days after the filing thereof), or NEXTEL is adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

               14.1.5 If a receiver, custodian or trustee is appointed for NEXTEL or for any of the assets of NEXTEL and such appointment is not vacated within sixty (60) days of the date of appointment;

               14.1.6 If NEXTEL becomes insolvent or makes a transfer in fraud of creditors; or

               14.1.7 If NEXTEL's equipment is found to be interfering as described in this Agreement and said interference is not timely corrected as provided herein.


          14.2  CROWN'S REMEDIES. If an event of default occurs, CROWN (without
                ----------------
notice or demand except as expressly required above) may terminate this Agreement including applicable SLAs, in which event NEXTEL will immediately surrender the Sites to CROWN. NEXTEL will become liable for damages equal to the total of:

               14.2.1  The actual costs of recovering the Sites;

               14.2.2. The fee earned as of the date of termination, plus interest thereon from the date due until paid;

               14.2.3. The amount by which any fees and other benefits that
                       CROWN would have received under the applicable SLAs for the remainder of the term under the applicable SLA after the time of award subject to CROWN's duty to mitigate damages as set forth below;

               14.2.4. All other sums of money and damages owing by NEXTEL to

                       CROWN.

          CROWN may elect any one or more of the foregoing remedies with respect to this Agreement or to any particular SLA.

          14.3  CROWN'S DEFAULT.  If CROWN is in breach of any representation,
                ---------------
warranty or covenant set forth in this Agreement and such breach is not cured within thirty (30) days of receipt of written notice thereof, except such thirty
(30) day cure period will be extended as reasonably necessary to permit CROWN to complete the cure so long as CROWN commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure, NEXTEL may, in addition to any other remedy available at law or in equity, at NEXTEL's option upon written notice:

               14.3.1  Terminate the applicable SLA; or

               14.3.2 Incur any expense reasonably necessary to perform the obligation of CROWN specified in such notice and invoice CROWN for the actual expenses, together with interest as set forth herein from the date named. Any invoice shall be accompanied by documentation reasonably detailing actual expenses. If CROWN fails to reimburse the costs within thirty (30) days of receipt of written notice, then NEXTEL is entitled to offset and deduct such expenses from the fees or other charges next becoming due under any SLA.

          NEXTEL may elect any one or more of the foregoing remedies with respect to any particular SLA.


          14.4.  DUTY TO MITIGATE DAMAGES.   CROWN and NEXTEL shall endeavor in
                 ------------------------
good faith to mitigate damages arising under this Agreement.


                           15.  ENVIRONMENTAL MATTERS
                                ---------------------

          CROWN represents and warrants that to the best of CROWN's knowledge there are no Environmental Hazards on any Site. Nothing in this Agreement or in any SLA will be construed or interpreted to require that NEXTEL remediate any Environmental Hazards located at any Site unless NEXTEL or NEXTEL's officers, employee, agents or contractors placed the Environmental Hazards on the Site.

          NEXTEL will not bring to, transport across or dispose of any Environmental Hazards on any particular Leased Premises or Site without CROWN's prior written approval, which approval shall not unduly be withheld or delayed. NEXTEL's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances and regulations governing such use.

          The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "hazardous substances" shall be defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and any regulations promulgated pursuant thereto. The term "pollutants" shall be as defined in the Clean Water Act, and any regulations promulgated pursuant thereto. This Section shall survive termination of the Agreement and any particular SLA.

                        16.  COVENANT OF QUIET ENJOYMENT
                             ---------------------------

          CROWN covenants that NEXTEL, on paying the rent and performing all the terms, covenants and conditions of this Agreement, shall peaceably and quietly have, hold and enjoy the Leased Premises.


                             17.  ENTIRE AGREEMENT
                                  ----------------

          It is agreed and understood that this Agreement, including all SLAs, contain all the agreements, promises and understandings between CROWN and NEXTEL and that no verbal or oral agreements, promises or understandings shall be binding upon either CROWN or NEXTEL in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing signed by the parties.


                              18.  GOVERNING LAW
                                 -------------

          The laws of the Commonwealth of Pennsylvania, disregarding conflict of law principles, shall govern this Agreement. Further, each party submits to the jurisdiction of any federal or commonwealth court sitting in Allegheny County, Pennsylvania.


                                19.  ASSIGNMENT
                                     ----------

          This Agreement may not be sold, subleased, assigned or transferred by NEXTEL without prior approval or consent of CROWN; provided, however, that NEXTEL may assign its interest to its parent company, any subsidiary or affiliate or to any successor-in-interest or entity acquiring 51% or more of its stock or assets, subject to Motorola's and/or NTFC's interest, if any, in this Agreement and so long as any such purchaser, sublessee, assignee or transferee has a net worth of at least $25,000,000.00 as defined by generally accepted accounting principles. It is understood that any such assignment shall not relieve NEXTEL of any liability for performance of this Agreement. NEXTEL acknowledges that POWERFONE, INC. d/b/a NEXTEL COMMUNICATIONS is the current holder of all FCC licenses for the counties identified in Exhibit "A" . As to other entities, this Agreement may not be sold, subleased, assigned or transferred, in whole or in part, without the written consent of CROWN, for any purpose, which consent may be withheld in CROWN'S absolute discretion.


          CROWN consents to the assignment by NEXTEL of this Agreement to the Financing Entity described in Paragraph 7.3 above as security for the payment of all indebtedness and performance of obligations under the Financing Agreement; provided that, such assignment shall not constitute assumption by the Financing Entity of any obligations under this Agreement unless and until the Financing Entity elects to assume NEXTEL's rights and obligations herein in the event NEXTEL defaults under the Financing Agreement or any agreement with the Financing Entity related thereto. In such event, the Financing Entity may, but shall have no obligation to take in its name or in the name of NEXTEL or otherwise, such actions as the Financing Entity may, at any time or from time to time deem necessary to utilize the Premises. NEXTEL hereby irrevocably authorizes CROWN to accept such performance by the Financing Entity. Any such assignment does not relieve NEXTEL of any liabilities or obligations for performance identified in this Agreement.


                                20. SEVERABILITY
                                    ------------

          If any provision of this Agreement or any SLA is invalid or unenforceable with respect to any party, the remainder of this Agreement, or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement is valid and enforceable to the fullest extent permitted by law.


                                 21. NO WAIVER
                                     ---------

          No provision of this Agreement will be deemed to have been waived by either party unless the waiver is in writing and signed by the arty against whom enforcement is attempted. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.


                               22. REPRESENTATION
                                   --------------

          The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.


                                  23.  NOTICES
                                       -------

          Any notice or demand required to be given in this Agreement shall be made by certified mail, return receipt requested, or reliable overnight courier, to the address of the other party set forth below:


  As to NEXTEL:  NEXTEL Communications
                 31200 Carter Street
                 Solon, OH  44139
                 Attention:  _________________________


WITH A COPY TO:  NEXTEL Communications, Inc.
                 1505 Farm Credit Drive
                 McLean, VA  22102
                 Attention:  Contracts Manager


   As to CROWN:  Robert A. Crown
                 Crown Communications
                 Penn Center West III
                 Suite 229
                 Pittsburgh, PA  15276

          Any such notice or demand is deemed received three (3) business days following deposit in the United States Mails addressed as required above. CROWN or NEXTEL may from time to time designate any other address for this purpose by giving written notice to the other party.


                              24.  BINDING EFFECT
                                   --------------

          This Agreement shall extend to and bind the heirs, personal representatives, successors and assigns of the parties hereto. The parties further agree that all of the provisions in this Agreement shall affect and bind any and all tenants or occupants of the Site who come upon the same through or by agreement with either party. Each party shall be fully responsible to ensure that any and all tenants or occupants of the Site who come upon the same through or by agreement with that party comply with all of the terms and provisions of this Agreement and such party shall be fully liable and responsible for any breaches of this Agreement by its tenants or occupants.


                           25.  PRIME LEASE AGREEMENT
                                ---------------------

          The Parties acknowledge that CROWN's rights in the Site may be derived from a separate agreement with a third party hereinafter referred to generally as a "Prime Lease Agreement" in which CROWN or BANM is lessee, grantee or licensee therein. If this is the case, a copy of said Prime Lease Agreement shall be attached as Exhibit "2" to the SLA, and the following provisions shall be applicable. In the event approval of the prime lessor, grantor or licensor is required in the Prime Lease Agreement, the effectiveness of any SLA concerning such property shall be specifically subject to the obtaining of such approval. Further, all the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease Agreement affecting the Site which is the subject of the particular SLA. In the event any of the provisions of the Prime Lease Agreement supersede or contradict the terms of this Agreement, such terms of this Agreement shall be deemed deleted or superseded to the extent of the contradiction as applicable to the space utilized by NEXTEL. Further, NEXTEL agrees to be bound by and agrees to perform all the acts and responsibilities required of the lessee, grantee or licensee pursuant to the Prime Lease Agreement as are applicable to the access and occupancy of the premises utilized by NEXTEL. Lastly, in the event the Prime Lease Agreement terminates for any reason, the SLA relating to the Site covered by said Prime Lease Agreement, shall be deemed to have terminated effective the date of the termination of the Prime Lease Agreement. In the event a Prime Lease Agreement is terminated as the result of CROWN's breach thereof, CROWN shall refund to NEXTEL a portion of the Site Development Fee and a portion of the Fixed Fee for Site Development as set forth in Exhibit "B to the Independent Contractor Agreement ("Fixed Fee") paid by NEXTEL calculated as follows: The Site Development Fee and the Fixed Fee multiplied by a fraction wherein the denominator is 120 and the numerator is 120 minus the number of months that NEXTEL utilized the Site.


                                26.  TERMINATION
                                     -----------

          In the event any previously approved zoning or governmental permit affecting the use of the property as a communications facility is withdrawn or terminated, the SLA relating to the property covered by said permit or approval shall be deemed to have been terminated effective the date of the termination of the permit or approval. In addition to any other rights to terminate an SLA, CROWN has the right to terminate an SLA and all of NEXTEL's right to the premises leased pursuant to the SLA if any equipment placed on the Site by NEXTEL unreasonably interferes with any equipment located on said Leased Premises and NEXTEL fails to resolve such interference problem as provided above.

                                 27. SUPERSEDES
                                     ----------

          This Agreement revokes and supersedes any other oral or written agreements between the parties, whether or not in writing, that pertain to the subject matter described herein.


                              28.  NON-DISCLOSURE
                                   --------------

          The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to such third party's auditor, accountant or attorney or to a governmental agency if required by regulation, subpoena or government order to do so.


                               29.  THIRD PARTIES
                                    -------------

          Any obligations imposed on NEXTEL in this Agreement shall be equally and fully applicable to any other third parties that NEXTEL brings on to the property or comes upon the property through or under the authority of NEXTEL. Any breach by such other third parties shall be deemed a breach by NEXTEL under this Agreement and NEXTEL shall be fully liable and responsible to CROWN pursuant to the terms of this Agreement for such breach.

          IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.


ATTEST:                           POWERFONE, INC.
                                  d/b/a NEXTEL COMMUNICATIONS


 [Illegible signature]            By:  /s/ Lou Peltzer
--------------------------------      -----------------------------------
                                      Title:  President
                                             -----------------

WITNESS:                          ROBERT A. CROWN
                                  d/b/a CROWN COMMUNICATIONS


 /s/ Michael Vennum               By:  /s/ Robert A. Crown
--------------------------------      ----------------------------------
                                      Owner

                   EXHIBIT "A" to the Master Lease Agreement

                            COUNTIES ENCOMPASSED BY
                            -----------------------
                         MASTER TOWER LEASE AGREEMENT
                         ----------------------------


     PENNSYLVANIA                             WEST VIRGINIA
     ------------                             -------------

      Allegheny                                 Calhoun
      Armstrong                                 Doddridge
      Beaver                                    Gilmer
      Blair                                     Jackson
      Boone                                     Kanawha
      Butler                                    Lewis
      Cambria                                   Mason
      Cameron                                   Putnam
      Clearfield                                Ritchie
      Crawford                                  Roane
      Elk                                       Tyler
      Fayette                                   Wetzel
      Greenbriar
      Greene
      Huntingdon
      Indiana
      Jefferson
      Lawrence
      Lincoln
      Logan
      McDowell
      McKean
      Mercer
      Mifflin
      Mingo
      Monroe
      Raleigh
      Somerset
      Summers
      Venango
      Washington
      Westmoreland
      Wyoming

                   EXHIBIT "B" to the Master Lease Agreement
                                    (1 of 2)

                           SITE LEASE ACKNOWLEDGEMENT


     This Master Tower Lease Site Lease Acknowledgement ("SLA") is made and entered into as of this ____________ day of _______________________, 199___, by and between POWERFONE, INC. d/b/a NEXTEL COMMUNICATIONS, hereinafter designated as "NEXTEL" and Robert A. Crown, d/b/a CROWN COMMUNICATIONS, hereinafter designated as "CROWN", pursuant and subject to that certain Master Tower Lease Agreement (the "Agreement") by and between the Parties hereto, dated as of
_____________________, 1996.   All capitalized terms have the meanings ascribed
to them in the Agreement.


     1. The Site shall consist of a portion of that certain parcel of property, located in the City of ______________________, the County of _________________________________, and the State of ______________, more particularly described as a ________' by ________' parcel containing approximately _____________ square feet situated at ___________________________________________________________________ (add legal description), together with the non-exclusive right for ingress and egress, seven (7) days a week twenty-four (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits, and pipes over, under, or along a _________ ( ____') feet wide right-of-way extending from the nearest public right-of-way,___________________ to the demised premises, said premises and right-of-way for access being substantially as described herein in Exhibit "1" to the SLA attached hereto and made a part hereof.

     2. NEXTEL shall have the right to install its antennas and equipment consistent with the specifications and in the locations described below:

     Manufacturer and type-number:                              _______
                                                                _______
                                                                _______

     Number of antennas:                                        _______
     Weight and dimension of antenna(s) (LxWxD):                _______
     Transmission line mfr. & type no.:                         _______
     Diameter & length of transmission line:                    _______'
     Location of antennas (as described in Exhibit "2"
     attached hereto and made a part hereof):                   _______
     Height of antenna(s) on structure:                         _______'
     Direction of radiation:                                    _______
     Equipment building/floor space dimensions (as described
     in Exhibit "3" attached hereto and made a part hereof):    _______
     Frequencies/Max Power Output                               _______


     3. The first (1st) annual rental payment due and payable by NEXTEL to CROWN is $_____________ per year, payable in equal monthly installments in accordance with the Agreement. Any future rent adjustments shall be calculated in accordance with the Agreement.

                   EXHIBIT "B" to the Master Lease Agreement
                                    (2 of 2)


     4. The parties acknowledge that CROWN's rights in the property derive from a certain agreement dated _____________ between CROWN herein and ____________________________, hereinafter referred to as the "Prime Lease" and attached hereto as Exhibit "2" to the SLA. In the event CROWN receives any written notice of failure to pay or failure to perform any covenant, agreement or obligation, CROWN shall notify NEXTEL of such notice as soon as the notice is received by CROWN pursuant to the terms of the Prime Lease and NEXTEL may take any such actions to cure any such failure if CROWN fails to cure the same within the time allotted in the notice. NEXTEL shall be under no obligation to take such action but may do so solely at its own discretion. In the event NEXTEL pays any amount or performs any obligations on behalf of CROWN pursuant to the terms of the Prime Lease, NEXTEL may deduct such amounts paid or the reasonable value of the performance from the amount that would otherwise be due from NEXTEL to CROWN pursuant to this Agreement.

     5. In the event a Prime Lease Agreement is terminated as the result of CROWN's breach thereof, CROWN shall refund to NEXTEL a portion of the Site Development Fee and a portion of the Fixed Fee for Site Development as set forth in Exhibit "B to the Independent Contractor Agreement ("Fixed Fee") paid by NEXTEL calculated as follows: The Site Development Fee and the Fixed Fee multiplied by a fraction wherein the denominator is 120 and the numerator is 120 minus the number of months that NEXTEL utilized the Site.

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.


ATTEST:                           POWERFONE, INC.
                                  d/b/a NEXTEL COMMUNICATIONS


________________________________  By:  ___________________________________

                                  Title:   _________________


                                  ROBERT A. CROWN
                                  d/b/a CROWN COMMUNICATIONS


______________________            By:   ___________________________________
WITNESS                                 Robert A. Crown
                                        Owner

                  EXHIBIT "B-1" to the Master Lease Agreement
                                    (1 of 2)


                        BANM SITE LEASE ACKNOWLEDGEMENT


     This Master Tower Lease Site Lease Acknowledgement ("SLA") is made and entered into as of this ___________ day of _______________________, 199___, by and between POWERFONE, INC. d/b/a NEXTEL COMMUNICATIONS, hereinafter designated as "NEXTEL" and Robert A. Crown, d/b/a CROWN COMMUNICATIONS, hereinafter designated as "CROWN", pursuant and subject to that certain Master Tower Lease Agreement (the "Agreement") by and between the Parties hereto, dated as
of___________________, 1996.   All capitalized terms have the meanings ascribed
to them in the Agreement.


     1. The Site shall consist of a portion of that certain parcel of property, located in the City of ______________________, the County of _________________________________, and the State of ______________, more particularly described as a ________' by ________' parcel containing approximately _____________ square feet situated at ___________________________________________________________________ (add legal description), together with the non-exclusive right for ingress and egress, seven (7) days a week twenty-four (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits, and pipes over, under, or along a _________ ( ____') feet wide right-of-way extending from the nearest public right-of-way,___________________ to the demised premises, said premises and right-of-way for access being substantially as described herein in Exhibit "1" to the SLA attached hereto and made a part hereof.

     2. NEXTEL shall have the right to install its antennas and equipment consistent with the specifications and in the locations described below:


     Manufacturer and type-number:                              _______
                                                                _______
                                                                _______

     Number of antennas:                                        _______
     Weight and dimension of antenna(s) (LxWxD):                _______
     Transmission line mfr. & type no.:                         _______
     Diameter & length of transmission line:                    _______'
     Location of antennas (as described in Exhibit "2"
     attached hereto and made a part hereof):                   _______
     Height of antenna(s) on structure:                         _______'
     Direction of radiation:                                    _______
     Equipment building/floor space dimensions (as described
     in Exhibit "3" attached hereto and made a part hereof):    _______
     Frequencies/Max Power Output                               _______



     3. The first (1st) annual rental payment due and payable by NEXTEL to CROWN is $_____________ per year, payable in equal monthly installments in accordance with the Agreement.

Any future rent adjustments shall be calculated in accordance with the Agreement.

                  EXHIBIT "B-1" to the Master Lease Agreement
                                    (2 of 2)

     4. The parties acknowledge that Lessor's rights in the property derive from a certain Master Lease Agreement dated December 29, 1995 between Lessor and Bell Atlantic NYNEX Mobile, Inc. ("BANM Master Lease Agreement"), a copy of the relevant portions of which has been delivered to Lessee. For the purpose of this SLA, the Lessee agrees to abide by the applicable provisions of those portions of the BANM Master Lease Agreement that have been provided to Lessee and Lessee acknowledges that the terms and conditions of the BANM Master Lease Agreement will govern and control to the extent there is any discrepancy or inconsistency between the terms and conditions of the BANM Master Lease Agreement and this Master Lease Agreement. The parties further acknowledge that BANM's rights to the property derive from a certain lease agreement dated _______________ between BANM herein and __________________ and attached hereto as Exhibit "2" to the SLA. In the event CROWN receives any written notice of failure to pay or failure to perform any covenant, agreement or obligation, CROWN shall notify NEXTEL of such notice as soon as the notice is received by CROWN pursuant to the terms of the Prime Lease and NEXTEL may take any such actions to cure any such failure if CROWN fails to cure the same within the time allotted in the notice. NEXTEL shall be under no obligation to take such action but may do so solely at its own discretion. In the event NEXTEL pays any amount or performs any obligations on behalf of CROWN pursuant to the terms of the Prime Lease, NEXTEL may deduct such amounts paid or the reasonable value of the performance from the amount that would otherwise be due from NEXTEL to CROWN pursuant to this Agreement.

     5. In the event a Prime Lease Agreement is terminated as the result of CROWN's breach thereof, CROWN shall refund to NEXTEL a portion of the Site Development Fee and a portion of the Fixed Fee for Site Development as set forth in Exhibit "B to the Independent Contractor Agreement ("Fixed Fee") paid by NEXTEL calculated as follows: The Site Development Fee and the Fixed Fee multiplied by a fraction wherein the denominator is 120 and the numerator is 120 minus the number of months that NEXTEL utilized the Site.

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.


ATTEST:                           POWERFONE, INC.
                                  d/b/a NEXTEL COMMUNICATIONS

________________________________  By:  ___________________________________

                                  Title:   _________________

                                  ROBERT A. CROWN
                                  d/b/a CROWN COMMUNICATIONS

______________________        BY:   _______________________________

WITNESS                             Robert A. Crown
                                    Owner

                             EXHIBIT "1" to the SLA

                                SITE DESCRIPTION

                             EXHIBIT "2" to the SLA

                             PRIME LEASE AGREEMENT
                   EXHIBIT  "C"to the Master Lease Agreement
                                    (1 of 2)


Site Number and Name          Height            Height
---------------------------  ---------  -----------------------
                             Requested         Available
                             ---------  -----------------------
MB05         McMurray             200'                    150'
MB08         Cooperstown          195'                    225'
MB09         West Winfield        250'                    250'
MB13         Perryopolis          200'                    200'
MB14         Waltersburg          250'                    230'
MB36         Sheradon             117'                     90'  (1)
MB39         Penn Hills           117'                     90'  (1)
MB41         Hopewell             117'                     90'  (1)
MB42         Imperial             117'                    180' on new
                                                               250' tower
MB43         Murrysville          117'                    120'
MB44         Wall                 167'                     90'  (1)
MB47         Jefferson            250'                    100'
MB48         Delmont              250'                          (2)
MB50         Rostraver            230'                    170'
MB52         Gibsonia             177'                          (3)
MB57         Eastvale             ***                           (3)
MB59         Whitehall            150'                    120'
MB60         Etna                 152'                    120'  (1)
MB62         Charleroi            200'                    200'
MB66         West Newton          200'                    200'
MB67         Indianola            155'                          (3)
Echo 1       Crane                300'                    295'
Echo 2       Bluebell             300'                    275'
Echo 3       Monroeville          350'                    350'
Echo 4       Cranberry            300'                    305'
Echo 5       Clark Building       Top Rooftop             285'or 340'
Echo 8       Kittanning           300'
Echo 11 A    Airport               84'                     70'
Echo 12      Washington           300'                    350'
Echo 14      Butler               250'                    250'
Echo 15      Greensburg           300'                    300'
Echo 16      Zelienople           300'                    300'
Echo 17      Beaver               300'                    300'
Echo 18      Canonsburg           250'                    150'

Echo 23      Glassport            250'                    250'
Echo 26      Oakland              200'                          (3)
Echo 29      Connellsville        300'                    300'
Echo 30      Carnegie             300'                    300'
Echo 32      Freeport             250'                          (3)
Echo 38      North Braddock       250'                    250'
Echo 39      Star Lake            200'                    200'
Echo 40      North Park           300'                    300'
Echo 43      Level Green          250'                    250'
Echo 45      Calvary              300'                    300'
Echo 46      Latrobe              250'                    250'

                   EXHIBIT "C" to the Master Lease Agreement
                                    (2 of 2)

Site Number and Name                 Height           Height
--------------------                 ------           ------
                                   Requested        Available
                                   ---------        ---------
Echo 47      Bethel Park             300'                    (3)
Echo 53      Uniontown II            250'              250'
Echo 54      Coraopolis              300'                    (3)
Echo 57      Moraine                 300'              300'
Echo 62      Youngwood               200'              200'
Echo 65      North Huntingdon        300'                    (3)
Echo 89      North Fayette           250'                    (3)
Echo 90      Town North Towers       300'  Building top 85'
Echo 91      Glenfield               300'                    (3)
Echo 94      Upper St. Clair         300'              300'
Echo 99      Bavington               200'              200'
Echo 101     Aliquippa               200'              200'
Echo ME01    Bentleyville            200'              200'

(1) These Heights are currently available; however, we are engaged in zoning proceedings to raise these tower heights to 180'. If we are able to raise these tower heights, NEXTEL would be able to locate at the 150' level.

(2) This tower is not available. CROWN has constructed the following facility as a back-up to Echo MB48:

     Echo 61/Delmont
     40/o/  22'  31"
     70/o/  33'  55"
     Ground Elevation             1,515
     Tower Height                   180'
     Available Height               180'

(3) These are problem sites for which we currently are working on a back-up or we are engaged in zoning proceedings to obtain permits. As soon as we have exact coordinates, we will forward them to you.

Searches have also been issued for the following areas:
Echo 112  Mon Valley
Echo 113  Unionville
Echo 114  Hahntown
Echo 115  Church Hill
Echo 116  East Washington
Echo 117  Bradford Woods
Echo 118  Lake Arthur

Echo 119  Glass More
Echo 120  Mount Chesnut

                   EXHIBIT "D" to the Master Lease Agreement

           Crown                                   Annual Lease Fee
           -----                                   ----------------

     Up to three (3) antenna placements                  [*]
     (omni) at any available height.

     Up to nine (9) antenna placements at any            [*]
     available height.


       BANM Facilities                             Annual Lease Fee
       ---------------                             ----------------

     Up to three (3) antenna placements                  [*]
     (omni) at any available height.

     Up to nine (9) antenna placements                   [*]
     at any available height.

     The above pricing includes, unless otherwise specified in the SLA, for up to a 10' x 20' area inside a CROWN equipment building. In the event CROWN is unable to provide the entire allotted 10' x 20' area, NEXTEL shall receive a rent credit in the amount of [*] for each square foot of building space CROWN is not able to provide to NEXTEL.


[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                   EXHIBIT "E" to the Master Lease Agreement


                           SITE DEVELOPMENT SERVICES
                           -------------------------

     -    Identify Site locations with NEXTEL.

     - Identify and plan space available to NEXTEL in equipment buildings and document the layout via CAD drawings.

     -    Verify antenna positions and run intermodulation studies.

     - Supply NEXTEL with a listing of all materials needed for each installation.

     - Provide a floor plan of the layout for each Site to be approved by NEXTEL.

                   EXHIBIT "F" to the Master Lease Agreement

                              Revision: _________

                                 SITE STANDARDS
                                 --------------

I.   GENERAL

     A.   PURPOSE
          The purpose of these Site Standards is to create a quality site installation. These standards are to be in effect for each site at which NEXTEL has equipment in, on or at the site and at which NEXTEL has a right to occupy pursuant to the lease to which this document is an attachment.

     B.   STATE AND NATIONAL STANDARDS

     1. All installations must conform with all state and national regulations and the following state and national codes or any supplements, amendments or provisions which supersede them:

          a. American National Standards Institute:
             ANSI/EAI-222E Structural Standards for Steel Antenna Towers and Antenna Supporting Structures

          b. Federal Aviation Administration Regulations:
             Vol.  XI, Part 77 Objects Affecting Navigable Airspace
             Advisory Circular Obstruction Marking and Lighting AC 70/7460 Advisory Circular High Intensity Obstruction Lighting Systems AC 150/5345-43,
             FAA/DOD Specifications L-856
          c. Federal Communications Commission Rules and Regulations:
             Code of Federal Construction, Marking and Lighting of Antenna Regulations Title 47 Structures Chapter I, Part 17
          d. National Electrical Code
          e. Building Officials and Code Administrators International, Inc. Basic National Building Code
             Basic National Mechanical Code
             State Building Code
          f. National Fire Protection Association
             Code 101 - Life Safety
             Code 90A - Air Conditioning and Ventilating Systems
             Code 110 - Emergency and Standby Power Systems
          g. State Fire Safety Code
          h. Occupational Safety and Health Administration
             Safety and Health Standards (29 CFR 1910) General Industry Subpart R Special Industries
             1910.268 Telecommunications
             1926.510 Subpart M Fall Prevention
          i. Motorola Grounding Guideline for Cellular Radio Installations, Document No. 68P81150E62, 7/23/92 OR AT&T AUTOPLEX/(C)/
             Cellular Telecommunications Systems, Lightning Protection and Grounding,

             Customer Information Bulletin 148B, August 1990, or latest revision.

     C. GENERAL/APPROVAL

     1. All users shall furnish the following to CROWN prior to installation of any equipment:
          a. Completed Application. (NEXTEL must make new Application to CROWN for change in Antenna position or type.)
          b. Fully executed supplement.
          c. Copies of FCC Licenses and construction/buildin g permits.
          d. Final site plan outlining property boundaries, improvements, easements and access.
          e. Accurate block diagrams showing operating frequencies, all system components (active or passive) with gains and losses in dB, along with power levels.

     2. The following will not be permitted at the facility without the prior written consent of CROWN.

          a. Any equipment without FCC type acceptance or equipment which does not conform to FCC rules and regulations.
          b. Add-on power amplifiers.
          c. "Hybrid" equipment with different manufacturers' RF strips.
          d. Open rack mounted receivers and transmitters.
          e. Equipment with crystal oscillator modules which have not been temperature compensated.
          f. Digital/analog hybriding in exciters, unless type-accepted.
          g. Non-continuous duty rated transmitters used in continuous duty applications.
          h. Transmitter outputs without a harmonic filter and antenna matching circuitry.
          i. Change in operating frequency(ies).
          j. Ferrite devices looking directly at an antenna.
          k. Nickel plated connectors.
          l. Cascaded receiver multicouplers/preamps.

     3.   All emergencies are to be reported immediately to 1-800-852-2671.

     D.   LIABILITY

          It shall be the responsibility of NEXTEL to comply with all of the site standards set forth herein. NEXTEL specifically agrees to indemnify and hold harmless CROWN against any claim of liability, loss, damage or costs including reasonable attorneys' fees, arising out of or resulting from NEXTEL's non-compliance with the standards set forth herein.


     E.   INSPECTION

          CROWN reserves the right to inspect NEXTEL's area without prior notice at any time during the term of the Agreement in order to ensure compliance with the standards set forth herein. Any such inspection shall be solely for the benefit and use of CROWN and does not constitute any approval of or acquiescence to the conditions that might be revealed during the course of the inspection.

          CROWN reserves the right to inspect CROWN's area without prior notice.


     F.   DISCLAIMER OF RESPONSIBILITY

          It is the intention of CROWN and NEXTEL that the standards set forth herein are part of the Agreement between them. It is specifically agreed that they are not intended to be relied upon or to benefit any third party. Further, CROWN shall have no liability or responsibility to any third party as a result of the establishment of the standards set forth herein, any inspection by CROWN of NEXTEL's area in order to determine compliance with the standards, the sufficiency or lack of sufficiency of the standards, or NEXTEL's compliance or non-compliance with the standards and NEXTEL agrees to indemnify and hold harmless CROWN against any claim by a third party resulting from such theories.


     G.   NOTICES

          All contacts or notices required or permitted by NEXTEL pursuant to these Site Standards shall be provided in writing to CROWN's Director - Operations or his or her designee and any approval or consent by CROWN shall only be effective if executed in writing by CROWN's Director-Operations or his or her designee.


II.  RADIO FREQUENCY INTERFERENCE PROTECTIVE DEVICES

     A. If due to NEXTEL's use or proposed use, there exists any change to the RF environment it will be at CROWN's sole discretion to require any or all of the following:
     1. IM protection panels can be installed in lieu of separate cavity and isolator configurations. CROWN approval required.
     2.   30-76 Mhz
          - Isolators required
          - TX output cavity - minimum of 20 Db rejection @ plus or minus 5 Mhz
     3.   130-174 Mhz
          - Isolators - minimum of 30 Db with bandpass cavity
     4.   406-512 Mhz
          - Isolators - minimum of 60 Db with bandpass cavity
     5.   806-866 Mhz
          - Isolators - minimum of 60 Db with bandpass cavity
     6.   866 Mhz and above - as determined by CROWN.

     B. Additional protective devices may be required based upon CROWN's evaluation of the following information:
     1.   Theoretical Transmitter (TX) mixes.
     2.   Antenna location and type
     3.   Combiner/multicoupler configurations
     4.   Transmitter specifications
     5.   Receiver specifications
     6.   Historical problems
     7.   Transmitter to transmitter isolation
     8.   Transmitter to antenna isolation
     9.   Transmitter to receiver isolation
     10.  Calculated and measured level of Intermodulative (IM) products
     11.  Transmitter output power
     12.  Transmitter Effective Radiated Power (ERP)
     13.  Spectrum analyzer measurements
     14.  Voltage Standing Wave Radio (VSWR) measurements
     15.  Existing cavity selectivity


     C. NEXTEL will be required to immediately correct excessive cabinet leakage which causes interference to other tenants.


III. ANTENNAS AND ANTENNA MOUNTS

     A. All mounting hardware to be utilized by NEXTEL to be as specified by tower manufacturer and approved by CROWN.
     B. Connections to be taped with stretch vinyl tape (Scotch #33-T or equivalent) and Scotchkoted or equivalent (including booted pigtails).
     C.   Must meet manufacturer's VSWR specifications.
     D.   Any corroded elements must be repaired or replaced.
     E. Must be DC grounded type, or have the appropriate lightning protection as determined by CROWN.
     F.   No welding or drilling on mounts will be permitted.
     G. All antennas must be encased in fiberglass radomes and be painted or impregnated with a color designated by CROWN as the standard antenna color for aesthetic uniformity.

IV.  CABLE

     A.   All antenna lines to be approved by CROWN.
     B. All transmission line(s) will be installed and maintained to avoid kinking and/or cracking.
     C. Tagged with weatherproof labels showing manufacturer, model, and owner's name at both ends of cable run.
     D.   Any cable fasteners exposed to weather must be stainless steel.
     E. All interconnecting cables/jumpers must have shielded outer conductor and approved by CROWN.
     F. Internally, all cable must be run in troughs or on cable trays and on cable or waveguide bridges at intervals of no less than 3'. Externally, all cable must be attached with stainless steel hangers and non-corrosive hardware.
     G. All unused lines must be tagged at both ends showing termination points with the appropriate impedance termination at each end.
     H.   All AC line cords must be 3 conductor with grounding plugs.
     I. All antenna transmission lines shall be grounded at both the antenna and equipment ends at the equipment ends and at building entry point, with the appropriate grounding kits.
     J. All cables running to and from the exterior of the cabinet must be 100% ground shielded. Preferred cables are: Heliax, Superflex or braided grounds with foil wrap.


V.   CONNECTORS

     A. Must be Teflon filled, UHF or N type, including chassis/bulkhead connectors.
     B. Must be properly fabricated (soldered if applicable) if field installed.
     C. Must be taped and Scotchkoted or equivalent at least 4" onto jacket if exposed to weather.
     D. Male pins must be of proper length according to manufacturer's specifications.
     E.   Female contacts may not be spread.
     F.   Connectors must be pliers tight as opposed to hand tight.
     G.   Must be silver plated or brass.
     H. Must be electrically and mechanically equivalent to Original Equipment Manufacturers (OEM) connectors.

VI.  RECEIVERS

     A.   No RF preamps permitted in front end unless authorized by CROWN.
     B.   All RF shielding must be in place.
     C.   VHF frequencies and higher must use helical resonator front ends.
     D. Must meet manufacturer's specifications, particularly with regard to bandwidth, discriminator, swing and symmetry, and spurious responses.
     E. Crystal filters/pre-selectors/cavities must be installed in RX legs where appropriate.
     F.   All repeater tone squelch circuitry must use "AND" logic.


VII. TRANSMITTERS

     A.   Must meet original manufacturer's specifications.
     B.   All RF shielding must be in place.
     C.   Must have a visual indicator of transmitter operation.
     D. Must be tagged with NEXTEL's name, equipment model number, serial number, and operating frequency(ies).
     E. All low-level, pre-driver and driver stages in exciter must be shielded.
     F.   All power amplifiers must be shielded.
     G.   Output power may not exceed that specified on NEXTEL's FCC License.


VIII. COMBINERS/MULTICOUPLERS

     A.   Shall at all times meet manufacturer's specifications.
     B.   Must be tuned using manufacturer approval procedures.
     C.   Must provide a minimum of 60 Db transmitter to transmitter isolation.

IX.  CABINETS

     A. All cabinets must be bonded together and to the equipment building ground system.
     B.   All doors must be secured.
     C. All non-original holes larger than 1" must be covered with copper screen or solid metal plates.
     D. Current license for all operating frequencies should be mounted on the cabinet exterior for display at all times.


X.   INSTALLATION PROCEDURES

     A. Any tower work must be scheduled with CROWN using only CROWN approved contractors at least 48 hours in advance of site work. NEXTEL will be responsible for any and all fees associated with said work.
     B. Installation may take place only after CROWN has been notified of the date and time in writing, and only during normal working hours unless otherwise authorized beforehand.
     C. Equipment may not be operated until final inspection of installation by CROWN, which shall not be unreasonably withheld.
     D. Any testing periods are to be approved in advance by CROWN and within the parameters as defined by CROWN.


XI.  MAINTENANCE/TUNING PROCEDURES

     A.   All external indicator lamps/LED's must be working.
     B.   Equipment parameters must meet manufacturer's specifications.
     C. All cover, shield, and rack fasteners must be in place and securely tightened.
     D. Local speakers and/or orderwire systems must be turned off except during service, testing or other maintenance operations.


XII. INTERFERENCE DIAGNOSTIC PROCEDURES

          NEXTEL must cooperate immediately with CROWN when called upon to investigate a source of interference, whether or not it can be conclusively proven that NEXTEL's equipment is involved.

XIII. TOWER


     This section deals with items which are to be mounted on, attached to or affixed to the tower.

     A.   ICE SHIELDS

          At CROWN's sole discretion, protective ice shields may be required and manufacturer of ice shield will be determined by CROWN.

     B.   CLIMBING BOLTS AND LADDERS

          All attachments made to the tower shall be made in such a manner as not to cause any safety hazard to other users or cause any restriction of movement on, or to any climbing ladders, leg step bolts or safety cables provided.

     C.   BRIDGE

          1 Installation of a cable bridge shall be at CROWN's sole discretion and with CROWN's approval.

          2. If required, and in accordance with the manufacturers recommendations for the spacing of supports on horizontal runs for the particular type of cable or waveguide, he cable or waveguide shall be secured to the brackets on the bridge using clamps and hardware specifically manufactured for that purpose.

     3. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to CROWN or any another licensee/lessee.


     D.   CABLE LADDER AND WAVEGUIDE

          1. NEXTEL shall install a ladder for the vertical routing of cable and waveguide. From the horizontal to vertical transition at the point where the bridge meets the tower to the point at which the cable or waveguide must leave the bridge to route to the antenna, all cable and waveguide is to be attached to the ladder in accordance with the recommendations of the manufacturer of the cable or waveguide.

          2. No cable or waveguide run shall be clamped, tied or any way affixed to a run belonging to CROWN or any another licensee/lessee.

     E.   DISTRIBUTION RUNS

     1. Cable or waveguide runs from the cable ladder to the point at which they connect to the antenna shall be routed along tower members in a manner producing a neat and professional site appearance.
     2. Cable and/or waveguide runs shall be specifically routed so as not to impede the safe use of the tower leg or climbing bolts, or to restrict the access of CROWN or any another licensee/lessee.
     3. Distribution runs shall be clamped to the tower in accordance with the recommendations of the manufacturer of the cable or waveguide.
     4. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to CROWN or any another licensee/lessee.


     F.   LENGTHS

     1. Cable and/or waveguide runs shall not be longer than necessary to provide a proper connection and normal maintenance and operation.
     2. No coiled lengths shall be permitted on the tower, bridge or on the ground.


     G.   ENTRY

          1. Entry of the cable or waveguide to the interior of the shelter shall be via ports provided in the shelter wall.

          2. Cable and/or waveguide entering a port shall be provided with a boot to seal the port; the boot shall be a Microflect or equivalent commercial product made specifically for the type of cable or waveguide and for diameter of the entry port, and approved by CROWN before installation. It shall be installed in accordance with the instructions of the manufacturer and the port shall be sealed against the intrusion of moisture.

XIV. EQUIPMENT LOCATED WITHIN CROWN'S EQUIPMENT BUILDING


     A.   EQUIPMENT INSTALLATION REQUIREMENTS

     1. Any mounting to walls either outside or inside CROWN's building must be pre-approved by CROWN.
     2. All racks and equipment are to be plumb and true with the walls and floor of the shelter and reflect an installation consistent with the electrical and operational requirements of the equipment and appearance standards of a professional installation.

     3. Racks are to be bolted to the floor and aligned on the center line as in the site drawing provided to CROWN.
     4.   Racks are not to be attached to the cable trays.


     B.   TRANSMISSION LINES AND/OR WAVEGUIDE ROUTING

     1. Cable trays and/or troughs are required within the shelter for the routing of cable and waveguide to the equipment racks and termination points.
     2.   All cable and waveguide shall be placed and secured to the cable tray.


     C.   LENGTHS

     1. Cable and/or waveguide runs in the equipment shelter shall not be longer than necessary in order to provide a proper connection.
     2. While adequate slack for purposes of maintenance and operation is permitted, no coiled lengths on the tray or elsewhere in the shelter are permitted for normal maintenance and operation.


XV.  GROUNDING

     1. NEXTEL must adhere to either the Motorola or AT&T grounding specification outlined above based on CROWN's equipment at facility.
     2.   All exterior grounding shall be C.A.D. welding.
     3.   All antennas shall be bonded to the tower.
     4. Cable and waveguide shall be grounded as a minimum at three specific points, and for vertical runs in excess of 200 feet at intermediate points.
     5. All cable and waveguide shall be grounded to the tower at the point where the run effectively breaks from the tower for its connection to the antenna, using clamps and hardware specifically manufactured for that purpose.
     6. On the vertical portion of the cable or waveguide run, just above where it starts to make its transition from a vertical tower to a horizontal bridge run, all cable and waveguide shall be grounded to the tower using clamps and hardware specifically manufactured for that purpose.
     7. On the exterior of each shelter, at a point near the entry ports, a grounding plate must be provided for terminating ground leads brought from the cable and waveguide. Each cable and waveguide run shall be grounded at this point using clamps and hardware specifically manufactured for that purpose.
     8. On cable and waveguide installations where the vertical tower length exceeds 200 feet, the run shall be grounded at equally spaced intermediate points along the length of the run so as not to have a distance between grounding points longer than 100 feet.
     9. Cable and waveguide grounding leads shall connect to a separate point for each run to the common ground point.
     10. Grounding straps shall be kept to a minimum length and as near as possible to vertical down lead and shall be consistent with the restraints of protective dress and access.
     11. Grounding plates must be provided for single point access to the site grounding system. Each rack shall have a properly sized, insulated ground lead from the rack safety and signal grounds to one of the grounding points on the ground plate.
     12. The insulated ground lead shall follow the route of and be placed in the cable tray.
     13.  Each rack shall be separately grounded.
     14. All modifications to grounding system must meet CROWN's impedance specification.


XVI. ELECTRICAL

     1.   Power requirements must be approved, in advance by CROWN.
     2. Polarized electrical outlets should be installed for all transmitters when possible.
     3.   Surge protection is required for all base stations.


XVII. ELECTRICAL DISTRIBUTION

     All electrical wiring from the distribution breaker panel shall be via rigid metal conduit, thin wall, routed along the under side of the cable tray to a point directly above the equipment rack. From this point, NEXTEL may select how to distribute to its equipment or rack.


XVIII. TEMPORARY LOADS

     1. Test equipment, soldering irons or other equipment serving a test or repair function may be used only if the total load connected to any single dual receptacle does not exceed 15 amps.
     2. Except as otherwise provided in the Agreement, test equipment to be in place for more than seven (7) days will require prior approval of CROWN.


XIX. DOORS

     Equipment building doors shall be kept closed at all times unless when actually moving equipment in or out.


XX.  SITE APPEARANCE

     1. Services to maintain the appearance and integrity of the site will be provided by CROWN and will include scheduled cleaning of the shelter interiors.
     2. Each licensee/lessee is expected and required to remove from the site all trash, dirt and other materials brought into the shelter, or onto the site during their installation and maintenance efforts.
     3.   No food or drink is allowed within the equipment shelter.
     4.   No smoking is allowed on the tower site.


XXI. STORAGE

     No parts or material may be stored on site by NEXTEL.


XXII. DAMAGE

     NEXTEL shall report to CROWN any damage to any item of the facility, structure, component or equipment, whether or not caused by NEXTEL.


XXIII. REPORTING ON SITE

     Emergency 24 hour contact number(s) must be displayed on outside of equipment cabinet/building.


                                      49